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                              CERTIFICATE OF TRUST

          The undersigned, the trustees of International Paper Capital Trust desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. Section 3810 hereby certify as follows:

          1. The name of the business trust being formed hereby (the "Trust") is International Paper Capital Trust.

          2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows: The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711

Dated:  July 12, 1995         Charles Greenberg,
                              as Trustee

                              /s/ Charles Greenberg
                              ----------------------------

                              John R. Jepsen,
                              as Trustee

                              /s/ John R. Jepsen
                              ----------------------------

                              Syvert E. Nerheim,
                              as Trustee

                              /s/ Syvert E. Nerheim
                              ----------------------------

                              The Bank of New York (Delaware),
                              as Delaware Trustee


                              By: /s/ Donald J. Wrobel
                                  ----------------------
                              Name: Donald J. Wrobel
                              Title: Executive Vice President